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                                                                   EXHIBIT 10.13



                             ASPEN TECHNOLOGY, INC.

                        1995 DIRECTORS STOCK OPTION PLAN



     1. DEFINITIONS. As used in this 1995 Directors Stock Option Plan of Aspen Technology, Inc., the following terms shall have the following meanings:

          1.1 CHANGE IN CORPORATE CONTROL means the date on which any individual, corporation, partnership or other person or entity (together with its "Affiliates" and "Associates," as defined in Rule 12b-2 under the Securities Exchange Act of 1934) "beneficially owns" (as defined in
     Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20% or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company.

          1.2    CODE means the Internal Revenue Code of 1986, as amended.

          1.3    COMPANY means Aspen Technology, Inc.

          1.4 FAIR MARKET VALUE at any date means the closing price on the NASDAQ National Market on the last business day before that date.

          1.5 GRANT DATE means the date on which an Option is granted, as specified in Sections 5 and 6.

          1.6 OPTION means an option to purchase shares of the Stock granted under the Plan.

          1.7 OPTION AGREEMENT means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

          1.8 OPTION PRICE means the price paid by an Optionee for an Option under this Plan.

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          1.9    OPTION SHARE means any share of Stock of the Company
     transferred to an Optionee upon exercise of an Option pursuant to this Plan.

          1.10 OPTIONEE means a person to whom an Option shall have been granted under the Plan.

          1.11   PLAN means this 1995 Directors Stock Option Plan of the
     Company.

          1.12   STOCK means common stock, $.10 par value, of the Company.

     2. PURPOSE. This 1995 Directors Stock Option Plan is intended to encourage ownership of the Stock by non-employee directors of the Company and to provide additional incentive for them to promote the success of the Company's business.

     3. TERM OF THE PLAN. Options under the Plan may be granted not later than November 30, 2005.

     4. STOCK SUBJECT TO THE PLAN. At no time shall the number of shares of the Stock then outstanding which are attributable to the exercise of Options granted under the Plan plus the number of shares then issuable upon exercise of outstanding options granted under the Plan exceed 24,000 shares, SUBJECT, HOWEVER, to the provisions of Section 11 of the Plan. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

     5. FIRST GRANTS TO CERTAIN DIRECTORS. Each individual who was not, within the 12 months preceding his or her first election to the Board of Directors, either an officer or employee of the Company or any subsidiary of the Company and who is serving as a director immediately after the 1995 Annual Meeting of Stockholders or who is first elected to the Board of Directors during the term of the Plan (whether elected at an annual or special stockholders' meeting or by action of the Board of Directors) shall be granted an Option to

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purchase 24,000 shares of Stock. Each Option shall (i) have an exercise price equal to 100% of the Fair Market Value of the Stock on the Grant Date, and (ii) become exercisable in 12 quarterly installments, beginning with the last day of the calendar quarter following the Grant Date, but only if the Optionee remains a director of the Company on the respective dates. The Option Period shall be ten years from the Grant Date.

     6. SUBSEQUENT GRANTS TO CERTAIN DIRECTORS. Each individual who continues as a non-employee director following any Annual Meeting of Stockholders of the Company shall be granted, on the date of that Annual Meeting of Stockholders, an Option to purchase 8,000 shares of Stock. Each Option shall (i) have an Exercise Price equal to 100% of the Fair Market Value of the Stock on the Grant Date and
(ii) become exercisable in four quarterly installments, beginning with the third anniversary of the Grant Date, but only if the Optionee remains a director of the Company on the respective dates. The Option Period shall be ten years from the Grant Date.

     7. EXERCISE OF OPTION. An Option may be exercised only by giving written notice, in the manner provided in Section 15 hereof, specifying the number of shares as to which the Option is being exercised, accompanied by (a) full payment for such shares in the form of check or bank draft payable to the order of the Company, or (b) certificates representing shares of the Stock with a current Fair Market Value equal to the Option Price of the shares to be purchased, or (c) irrevocable instructions to a brokerage firm to sell a sufficient number of the Option Shares to generate the full exercise price and to pay over to the Company such proceeds of sale. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. The Company shall thereafter deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased by the Optionee. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken at the Company's expense.

     8. TRANSFERABILITY OF OPTIONS. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be

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exercised during the life of the Optionee only by the Optionee.

     9. STOCK PURCHASE AGREEMENT. Each Optionee exercising an option, at the request of the Company, will be required to sign a Stock Purchase Agreement representing in form satisfactory to counsel for the Company that he or she will not transfer, sell or otherwise dispose of the Option Shares at any time purchased by him or her, upon the exercise of any portion of the Option, in a manner which would violate the Securities Act of 1933, as amended, and the regulations of the Securities and Exchange Commission thereunder; and the Company may, at its discretion, make a notation on any certificates issued upon exercise of options to the effect that such certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate such Act and such regulations, and may issue "stop transfer" instructions to its transfer agent, if any, and make a "stop transfer" notation on its books as appropriate. Such Stock Purchase Agreement shall include such other provisions as the Committee may determine are appropriate.

     10. TERMINATION OF SERVICE. In the event that the Optionee's service as a director ends for any reason other than death, the Option, to the extent exercisable at termination, may be exercised by the Optionee at any time within 30 days after termination unless terminated earlier by its terms. If termination of service results from the death of the Optionee, the Option, to the extent exercisable at the date of death, may be exercised by the person to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within 12 months after the date of death, unless terminated earlier by its terms.

     11. ADJUSTMENT OF NUMBER OF SHARES. Each Option Agreement shall provide that in the event of any capital adjustments including stock splits, stock contractions, stock dividends, reclassifications, exchanges and substitutions, occurring after the date of the option and prior to the exercise in full of the option, the number of shares for which the option may be exercised and the price per share shall be proportionately adjusted. In the event of any such change in the outstanding Stock, the Stock available for the purpose of the Plan, as stated in Section 4 hereof, and the grants provided by Sections 5 and 6 shall be correspondingly adjusted.

     12.  STOCK RESERVED. The Company shall at all times during the term of

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the Option reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

     13. LIMITATION OF RIGHTS IN THE OPTION SHARES. An Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee.

     14. TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors of the Company may at any time terminate the Plan or make such amendment to the Plan as it shall deem advisable, provided that, except as provided in Section 11, it may not, without the approval by the holders of a majority of the Stock, change the classes of persons eligible to receive Options, increase the maximum number of shares available for option under the Plan or extend the period during which Options may be granted or exercised and it may not amend the Plan more than once in any six-month period except to the extent necessary to comply with applicable Federal income tax laws and regulations. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option. The Company may also, in its discretion, permit any Option to be exercised prior to the date on which it vests.

     15. NOTICES. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Chief Financial Officer at Ten Canal Park, Cambridge, MA 02141 and, if to the Optionee, to the address as the Optionee shall last have furnished to the Company.